AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT dated as of the 30th day of September, 1996 by and among Advanced Orthopedic Technologies, Inc., a Nevada corporation (the "Company"), NovaCare Orthotics & Prosthetics, Inc., a Delaware corporation ("O&P"), and AOT Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of O&P ("Merger Subsidiary").

     WHEREAS, the Company is engaged in the business of providing prosthetic and orthotic services to the general public and the retail distribution and custom fabrication of prosthetic and orthotic devices, primarily in the States of New York, New Jersey, Virginia, West Virginia, New Mexico and California (such activities being hereinafter referred to as the "Business"); and

     WHEREAS, the Boards of Directors of O&P, Merger Subsidiary and the Company have approved this Agreement and the Merger (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    SECTION I

                                   THE MERGER

     A. The Merger. (i) At the Effective Time (as defined in subsection (ii) below), Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Nevada ("Nevada Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (ii) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Nevada and make all other filings or recordings required by Nevada Law in connection with the Merger. The closing of the Merger will take place at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017, or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of



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State of the State of Nevada or at such later time as is specified in the certificate of merger (the "Effective Time").

     (iii) From and after the Effective Time, the Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Nevada Law.

     B. Conversion of Shares. At the Effective Time:

          (i) each outstanding share of common stock, $.001 par value per share (the "Shares"), of the Company held by the Company as treasury stock or owned by O&P or any subsidiary of O&P immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

          (ii) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (iii) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section I(B)(i) or as provided in
     Section I(E) with respect to shares as to which dissenter's rights have been exercised, be converted into the right to receive an amount in cash without interest thereon equal to (1) $14,080,000 less the sum of (x) the Merger Expenses (as hereinafter defined) and (y) the amounts payable with respect to the Company Warrants and the Company Options (each as hereinafter defined) pursuant to Section I(D) hereof divided by (2) the number of Shares outstanding immediately prior to the Effective Time (the "Cash Consideration").

     C. Surrender and Payment.

          (i) Prior to the Effective Time, O&P shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent"), which shall enter into an agreement with O&P and the Company reasonably acceptable to O&P and the Company, for the purpose of exchanging certificates representing Shares for the Cash Consideration.

          (ii) Simultaneously with the execution hereof, O&P shall deposit with Haythe & Curley, as escrow agent (the

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     "Escrow Agreement"), cash in an amount equal to $14,080,000 (the "Merger
     Consideration Fund") for (A) the benefit of the holders of the Shares, the Company Warrants and the Company Options for exchange in accordance with this Section I(C), through the Exchange Agent, and (B) the payment of the Merger Expenses (as hereinafter defined). For purposes hereof, "Merger Expenses" shall include (A) expenses incurred by the Company in connection with the Merger plus (b) the amount, if any, by which the aggregate amount owing under (1) the Company's loan with State Bank of Long Island ("Bank Debt"), (2) notes of the Company issued in connection with acquisitions by the Company and (3) any net indebtedness of the Company owing to AHM (as hereinafter defined) for borrowed funds, exceeds $4,000,000.

          (iii) At the Effective Time, the Escrow Agent shall, pursuant to irrevocable instructions, (A) deliver a portion of the Merger Consideration Fund to the Exchange Agent in an amount equal to (1) the Cash Consideration times the number of Shares to be exchanged pursuant to Section I(B) plus
     (2) the amount to be paid to the holders of Company Warrants and Company Options in accordance with Section I(D) and (B) pay the Merger Expenses, as certified in a list delivered by the Company to the Escrow Agent, out of the Merger Consideration Fund. The Merger Consideration Fund shall not be used for any other purposes.

          (iv) Within ten (10) business days after the Effective Time, O&P will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

          (v) Each holder of Shares that have been converted into a right to receive cash, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive in exchange therefor cash which such holder has the right to receive pursuant to Section I(B) (which cash shall be paid by check sent to such holder within ten (10) business days after such surrender), and the certificate or certificates for Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the Cash Consideration as contemplated by this Section I(C).

          (vi) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the

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     Effective Time, certificates representing Shares are presented to the
     Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Section I.

          (vii) The Merger Consideration Fund shall be invested by (A) the Escrow Agent prior to the Effective Time and (B) the Exchange Agent after the Effective Time, in each case, as directed by O&P in consultation with the Surviving Corporation (so long as such directions do not impair the rights of the holders of Shares) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service Inc. or Standard & Poor's Corporation or certificates of deposit issued by a commercial bank having combined capital, surplus and undivided profits aggregating at least $500,000,000 (provided that no such investment made prior to the thirtieth day after the Effective Time shall mature more than seven days after such investment is made), and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

          (viii) Any portion of the Merger Consideration Fund made available to the Exchange Agent pursuant to Section I(C)(iii) that remains unclaimed by the holders of Shares, Company Warrants or Company Options six months after the Effective Time shall be returned to O&P, upon demand, and any such holder who has not exchanged his Shares, Company Warrants or Company Options in accordance with this Section I(C) prior to that time shall thereafter look only to O&P to exchange such Shares, Company Warrants or Company Options. Notwithstanding the foregoing, O&P shall not be liable to any holder of Shares, Company Warrants or Company Options for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares, Company Warrants or Company Options two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of O&P free and clear of any claims or interest of any Person (as hereinafter defined) previously entitled thereto. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (ix) The Surviving Corporation shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement to any holder of Shares, Company Warrants or Company Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Shares, Company Warrants or Company Options in respect of which such deduction and withholding was made by the Surviving Corporation.

          (x) Any portion of the Merger Consideration Fund made available to the Exchange Agent pursuant to Section I(C)(iii) to be paid with respect to Shares for which dissenter's rights have been perfected shall be returned to O&P, upon demand.

     D. Stock Options and Warrants.

          (i) At the Effective Time, each outstanding warrant to purchase Shares (a "Company Warrant"), which by its terms so provides, shall be cancelled and each Person holding such Company Warrant shall receive in consideration thereof cash in an amount (the "Warrant Consideration") equal to (x) the difference between the Cash Consideration and the exercise price per share of such Company Warrant multiplied by (y) the number of Shares covered by such Company Warrant; and

          (ii) At the Effective Time, each outstanding option to purchase Shares (a "Company Option"), whether or not exercisable, and whether or not vested, shall be cancelled and each Person holding a Company Option shall receive in consideration thereof cash in an amount equal to (x) the difference between the Cash Consideration and the option price per share of such Company Option multiplied by (y) the number of Shares covered by such Company Option.

     E. Dissenting Shares. Notwithstanding Section I(B), Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Nevada Law shall not be converted into a right to receive the Cash Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration. The Company shall give O&P prompt notice of any demands received by the Company for appraisal of Shares, and O&P shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of O&P, make any payment with respect to, or settle or offer to settle, any such demands. O&P shall be responsible for any and all payments required to be made with respect to Shares for which the holder thereof has perfected his dissenter's rights, as well as the costs and expenses of all proceedings relating to the adjudication and/or settlement thereof.

                                   SECTION II

                            THE SURVIVING CORPORATION

     A. Certificate of Incorporation. The articles of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     B. By-laws. The by-laws of Merger Subsidiary in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     C. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   SECTION III

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                          AND AGREEMENTS OF THE COMPANY

     The Company hereby represents and warrants to, and covenants and agrees with, O&P, as of the date hereof and as of the Effective Time, that, except as disclosed on the Company Disclosure Schedule delivered by the Company to O&P simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule") and subject to the approval of the Merger by the stockholders of the Company prior to the Effective Time:

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




     A. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on the financial condition, business, assets or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Company Material Adverse Effect"). Except for the Subsidiaries, the Company has no subsidiaries, owns no capital stock or other proprietary interest, directly or indirectly, in any other corporation, association, trust, partnership, joint venture or other entity and has no agreement with any person, firm or corporation to acquire any such capital stock or other proprietary interest. The Company has full power, authority and legal right, and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct the Business and to enter into and consummate the transactions contemplated under this Agreement. The copies of the articles of incorporation and by-laws of the Company and each of the Subsidiaries which have been delivered to O&P are complete and correct.

     B. Authority. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the articles of incorporation or by-laws of the Company or, assuming (i) the filing of a certificate of merger in accordance with Nevada Law and (ii) compliance with applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company is bound, except for any conflict, breach, default, termination or lien which would not have a Company Material Adverse Effect. Other than (i) the filing of a certificate of merger in accordance with Nevada Law, (ii) compliance with

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



applicable requirements of the Exchange Act and (iii) approval of the Merger by the Company's stockholders, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in the Company Disclosure Schedule.

     D. Capitalization. The authorized capital stock of the Company consists of
(i) 75,000,000 Shares and (ii) 14,955,000 shares of preferred stock, $.001 par value per share. As of September 30, 1996, there were outstanding (w) 4,774,233 Shares, (w) Company Options to purchase an aggregate of 219,534 Shares, (x) Company Warrants to purchase an aggregate of 665,334 Shares and (y) obligations (a "Company Share Obligation") to issue, subject to certain conditions, up to 224,804 Shares (assuming for purposes of this representation, a Company stock price of approximately $3.00 and achievement of 100% of earnings targets) in connection with certain acquisitions made by the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section III(D) and except for changes since September 30, 1996 resulting from the exercise of Company Options, Company Warrants or other obligations to issue Shares referred to above outstanding on such date, there are outstanding (1) no shares of capital stock or other voting securities of the Company, (2) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (3) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (1), (2) and (3) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

     E. Subsidiaries. (i) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and, at the Effective Time, each Subsidiary will be in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has all corporate power and all material governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation

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and, at the Effective Time, each subsidiary will be in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of the Company means any corporation or other entity of which all of the outstanding securities or other ownership interests are owned directly or indirectly by the Company. Unless otherwise noted or as the context shall otherwise require, references herein to the Company shall include the Company and each of the Subsidiaries.

     (ii) All of the outstanding capital stock of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any lien, encumbrance, security interest or claim whatsoever. The Company Disclosure Schedule sets forth, for each Subsidiary, the outstanding capital stock, jurisdiction of incorporation and all jurisdictions in which it is qualified to do business as a foreign corporation. There are no outstanding (a) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (b) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (a) and (b) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

     F. SEC Filings. (i) The Company has delivered to O&P (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995 (the "Company 10-KSB"), (b) its quarterly reports on Form 10-QSB for its fiscal quarters ended March 31, 1996 and June 30, 1996, (c) its current report on Form 8-K dated January 6, 1996, (d) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1995, and (e) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1995, and all materials incorporated therein by reference (the filings referred to in clauses (a) through (e) above and delivered to O&P prior to the date hereof being hereinafter referred to as the "Company SEC Filings").

     (ii) As of its filing date, each such report or statement filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (iii) Each such registration statement and any amendment thereto filed pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     G. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company 10-KSB and the quarterly reports on Form 10-QSB referred to in Section III(F) (collectively, the "Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a Company Material Adverse Effect).

     H. Absence of Certain Changes. Except as contemplated hereby or as described in any Company SEC Filing, subsequent to June 30, 1996, there has not been any (i) material adverse or prospective material adverse change in the condition of the Company, financial or otherwise, or in the results of the operations of the Company; (ii) material damage or destruction (whether or not insured) affecting the properties or business operations of the Company; (iii) labor dispute or threatened labor dispute involving the employees of the Company or notice that any groups of employees or executive employees of the Company intend to take leaves of absence, with or without pay; (iv) actual or, to the best knowledge of the Company, threatened disputes pertaining to the Business with any major accounts or referral sources of the Company, or actual or, to the best knowledge of the

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Company, threatened loss of all or substantially all the business from any of the major accounts or referral sources of the Company; (v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Company; or (vi) other event or condition of any character, known to the Company or which in the exercise of reasonable diligence should be known to the Company, not disclosed in this Agreement pertaining to and materially adversely affecting the Company, the Business or the assets of the Company. Notwithstanding the representation in subparagraph (iv) above, in the ordinary course of the Company's business, there are customer complaints, adjustments, returns, refunds, replacements, maintenance and notifications thereof regarding customers, patients, accounts and referral sources, which do not, individually or in the aggregate, have a Company Material Adverse Effect; the existence of such claims does not constitute a breach of the representations contained in this Section III(H). No representation or warranty is made in this Agreement as to the effect or change on the Company, its Business or assets of general economic trends, or conditions or trends in the prosthetic and orthotic industry, or the health care industry in general, or as to the impact on the Company or such industries of federal and state legislative, budgetary and regulatory changes proposed or enacted which affect the methods of delivery of health care services, health care insurance, pricing and reimbursement of health care services, or as to the overall restructuring of the health care system and the Medicare and Medicaid programs.

     I. Liabilities Incurred. Subsequent to June 30, 1996, the Company has not
(i) incurred any bank indebtedness, entered into any leases, loan agreements, or contracts, obligations or arrangements of any kind, including, without limitation, for the payment of money or property to any person except for (x) contracts, obligations or arrangements entered into in the ordinary course of business consistent with past practices which are not material to the operation of the Business or (y) contracts and agreements specifically contemplated or required by the terms and conditions of this Agreement, or (ii) permitted any liens or encumbrances to attach to any of the assets of the Company.

     J. Real Property Owned or Leased. A list and description of all real property owned by or leased to or by the Company or in which the Company has any interest is set forth in the Company Disclosure Schedule. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and, to the best knowledge of the Company, there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of the Company, except for such defaults, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity or enforceability of such lease or otherwise materially impair the Company or the operations of the Business. The Company has no knowledge of any material default or claimed or purported or alleged material default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in the Company Disclosure Schedule. The Company has not received any written or oral notice to the effect that any lease will not be renewed at the termination of the term thereof or that any such lease will be renewed only at a substantially higher rent; provided, however, that no representation, warranty or assurance is made that any lease will actually be renewed by the landlord thereof.

     K. Title to Assets; Condition of Property. The Company has good and valid title to the assets of the Company, including, without limitation, the properties and assets reflected in the Financial Statements (except for assets leased under leases set forth in the Company Disclosure Schedule, inventory and other assets sold or retired and accounts receivable collected upon, since June 30, 1996 in the ordinary course of business consistent with past practices). The Company leases or owns all properties and assets used in the operations of the Business as currently conducted other than inventory and supplies which need to be purchased and replenished in the ordinary course of business. All such properties and assets are in all material respects in good condition and repair, ordinary wear and tear excepted, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Company and as necessary in the normal course of business. At the Effective Time, none of the assets of the Company will be subject to any liens, charges, encumbrances or security interests except for liens and encumbrances and security interests not related to indebtedness, which individually and in the aggregate, do not materially adversely affect the conduct or operation of the Company's Business; liens for taxes not yet due and payable or which are being contested in good faith; and liens of mechanics, materialmen, warehouseman, carriers, landlords and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable or which are being contested in good faith. None of the assets of the Company (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operations of the Business. The Company owns all the properties and assets which have been located at or on any of the leased premises of the Company at any time since June 30, 1996.

     L. Taxes. The Company and each Subsidiary has filed or caused to be filed on a timely basis all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by it. All Tax Returns filed by or on behalf of the Company and each Subsidiary are true, complete and correct in all material respects. The Company and each Subsidiary has paid all income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security, workers' compensation and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), due and payable with respect to the periods covered by such Tax Returns (whether or not reflected thereon). There are no Tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company or any of the Subsidiaries except for liens for Taxes not yet due and payable or being contested in good faith. The accrual for Taxes reflected in the Financial Statements accurately reflects the total amount of all unpaid Taxes, whether or not disputed and whether or not presently due and payable, of the Company and each Subsidiary as of the close of the period covered by the Financial Statements, and the amount of the Company's and each Subsidiary's unpaid Taxes on June 30, 1996 does not exceed the accrual for Taxes reflected in the Financial Statements for the period ended June 30, 1996, subject to year end adjustments. Since June 30, 1996, neither the Company nor any of the Subsidiaries has incurred any Tax liability other than in the ordinary course of business. No deficiency in Taxes for any period has been asserted by any taxing authority which remains unpaid at the date hereof (the results of any settlement being set forth in the Company Disclosure Schedule), no written inquiries or notices have been received by the Company or any of the Subsidiaries from any taxing authority with respect to possible claims for Taxes, and neither the Company nor any of the Subsidiaries has any reason to believe that such an inquiry or notice is pending or threatened, and, to the best knowledge of the Company and each of the Subsidiaries, there is no basis for any additional claims or assessments for Taxes. Neither the Company nor any of the Subsidiaries has agreed to the extension of the statute of limitations with respect to any Tax Return or Tax period. The Company and each Subsidiary has delivered to O&P copies of the federal and state income Tax Returns filed by the Company and each

Subsidiary for the past three years and for all other past periods as to which the appropriate statute of limitations has not lapsed.

     M. Permits; Compliance with Applicable Law.

     (i) General. The Company is not in default under any, and has complied with all, mandatory statutes, ordinances, regulations and laws (including, but not limited to, all federal and state fraud and abuse, "anti-kickback" and "self-referral" laws), orders, judgments and decrees of any court or governmental entity or agency, relating to the Business or any of the assets of the Company as to which a default or failure to comply might result in a Company Material Adverse Effect. The Company has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. The Company has not received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

     (ii) Permits; Intellectual Property. Set forth in the Company Disclosure
Schedule is a complete and accurate list of all permits, licenses, approvals, franchises, patents, registered and common law trademarks, service marks, tradenames, copyrights (and applications for each of the foregoing), notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local (collectively the "Permits"), held by the Company in connection with the Business. To the best knowledge of the Company, the Permits set forth in the Company Disclosure Schedule are all the Permits required for the conduct of the Business. All the Permits set forth in the Company Disclosure Schedule are in full force and effect, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the best knowledge of the Company, threatened. To the best knowledge of the Company, there are no existing material defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a material default by the Company under any such Permit. The Company has no knowledge of any material default or claimed or purported or alleged material default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by any other party under any Permits set forth in the Company Disclosure Schedule. To the best knowledge of the Company, the use by the Company of any proprietary rights relating to any Permit does not involve any claimed infringement of such Permit or rights.

     (iii) Environmental. (a) To the best knowledge of the Company, the Company has duly complied with, in all material respects, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

     (b) The Company has not received any notice of violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which violations, individually or in the aggregate, could result in a Company Material Adverse Effect.

     (iv) Medicare, Medicaid and CHAMPUS. The Company has complied in all material respects with all laws, rules and regulations of the Medicare, Medicaid, CHAMPUS and other governmental healthcare programs, except for any such failure to comply which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All claims, returns, invoices, cost reports and other forms made by the Company to Medicare, Medicaid, CHAMPUS or any other governmental health or welfare related entity or any other third party payor since January 1, 1992 are in all material respects true, complete, correct and accurate. To the best knowledge of the Company, no deficiency in any such claims, returns, cost reports and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider or reimbursement entities relating to Medicare, Medicaid or CHAMPUS claims or any other third party payor. The Company has not been subject to any audit relating to fraudulent Medicare, Medicaid or CHAMPUS procedures or practices. To the best knowledge of the Company, there is no basis for any claim or request for recoupment or reimbursement from the Company by, or for reimbursement by the Company of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare, Medicaid or CHAMPUS claims.

     N. Inventories; Accounts Payable.

     (i) The inventories of the Company are in all material respects merchantable and fully usable in the ordinary course of business.

     (ii) The accounts and notes payable and other accrued expenses reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Company subsequent to June 30, 1996, are in all respects valid claims that arose in the ordinary course of business. Since June 30, 1996, the accounts and notes payable and other accrued expenses of the Company have been paid in a manner consistent with past practice.

     O. Contractual and Other Obligations. Set forth in the Company Disclosure
Schedule is a list of all (i) material contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company is a party or by which the Company or any of the assets of the Company is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings) other than contracts or agreements under which the consideration to be paid by or received by the Company is less than $25,000; (ii) obligations and liabilities of the Company pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Company is in excess of $25,000; and (iii) material contingent obligations and liabilities of the Company; all of the foregoing being hereinafter referred to as the "Contracts". Neither the Company nor, to the best knowledge of the Company, any other party is in material default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and, to the best knowledge of the Company, no event has occurred which with the giving of notice or the lapse of time would constitute a material default under any covenant or condition under any Contract. The Company is not a party to any Contract which would terminate or be violated by the consummation of the transactions contemplated by this Agreement. Originals or true, correct and complete copies of all written Contracts have been provided to O&P.

     P. Compensation. Set forth in the Company Disclosure Schedule is a list of all agreements between the Company and each person employed by or independently contracting with the Company with regard to compensation, whether individually or collectively, and set forth in the Company Disclosure Schedule is a list of all employees or independent contractors of the Company entitled to receive annual compensation in excess of $20,000 and their respective salaries. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee or independent contractor of the Company. Except for the Company Options, the Company Warrants and the Contingent Payees (as hereinafter defined), the Company has not informed any employee or independent contractor providing services to the Company that such person will receive any increase in compensation or benefits or any ownership interest in the Company or the Business.

     Q. Employee Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not maintain or sponsor, or contribute to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees participate are hereinafter referred to as the "Benefit Plans". All Benefit Plans comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and the Company has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Company or O&P except for claims in the ordinary course for benefits with respect to the Benefit Plans and any requirements of the Company to contribute to a Benefit Plan as set forth in the terms and conditions of such Benefit Plan. In addition:

          (i) Each Benefit Plan, including the Advanced Orthopedic Technologies, Inc. 401(k) Plan (the "Plan"), intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification;

          (ii) The Company does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer plan" (within the meaning of Section 3(37) of ERISA);

          (iii) There are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA);

          (iv) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto) pending with respect to any Benefit Plan, or, to the best knowledge of the Company, any circumstances which might give rise to any such action, suit or claim (including claims for income Taxes, interest, penalties, fines or excise Taxes with respect thereto); and

          (v) The Company has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. The Company has complied with the notice and continuation requirements of
     Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

     In connection with the transactions contemplated by this Agreement, the Company hereby agrees that it will (i) terminate the Plan as of a date prior to the Effective Time, (ii) take any and all steps necessary to effectuate promptly the termination of the Plan including but not limited to the amendment of the Plan, if necessary, to comply with the Tax Reform Act of 1986 and the filing of an Application for Determination Upon Termination for the Plan, and all required forms with the Internal Revenue Service and Department of Labor, (iii) deliver all notices required to be delivered to employees and to the trustees of the Plan, (iv) continue to file any and all information reports, including annual reports, required with respect to the Plan until the completion of the termination of the Plan and (v) fully vest all employees in their account balances in the Plan.

     As soon as practicable following the receipt of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan, the Company shall cause the trustees of the Plan to distribute the account balances in the Plan of the employees who are participants in the Plan in accordance with the terms of the plan documents and any and all applicable laws, rules and regulations. The current trustees of the Plan shall remain as trustees of the Plan through completion of the termination process.

     R. Labor Relations. Since January 1, 1992, there have been no violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company, or the terms and conditions of employment, wages and hours which violations, individually or in the aggregate, could result in a Company Material Adverse Effect. The Company is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or, to the best knowledge of the Company, threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational

Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against (to the best knowledge of the Company) or involving the Business. No issue with respect to union representation is pending or, to the best knowledge of the Company, threatened with respect to the employees of the Company. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company as the representative of any of the employees of the Company.

     S. Increases in Compensation or Benefits. Subsequent to June 30, 1996, there have been no increases in the compensation payable or to become payable to any of the employees of the Company and there have been no payments or provisions for any awards, bonuses, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than pursuant to currently existing plans or arrangements, if any, set forth in the Company Disclosure Schedule. Except for bonuses that may be due to employees of the Company for the current year as set forth in the Company Disclosure Schedule, all bonuses heretofore granted to employees of the Company have been paid in full to such employees. The vacation policy of the Company is set forth in the Company Disclosure Schedule. No employee of the Company is entitled to vacation time in excess of three weeks during the current calendar year and no employee of the Company has any accrued vacation or sick time with respect to any prior period.

     T. Insurance. A list of each of the insurance policies maintained by the Company is set forth in the Company Disclosure Schedule. Such insurance policies are in full force and effect and all premiums due thereon prior to or at the Effective Time have been, or prior to the Effective Time will be, paid. The Company has complied with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices. There are no notices of any pending or threatened termination or premium increases with respect to any such policies. The Company has not had any material casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and the Company is not aware of any occurrence which may give rise to any material claim of any kind not covered by insurance. No third party has filed any claim against the Company for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. All claims against the Company covered by insurance have been reported to the insurance carrier on a timely basis.

     U. Conduct of Business. The Company is not restricted from conducting the Business in any location by agreement or court decree.

     V. Allowances. The Company has no obligation outside of the ordinary course of business or pursuant to the terms and conditions of managed care contracts to make allowances to any customers with respect to the Business.

     W. Use of Names. All names under which the Company currently conducts the Business are listed in the Company Disclosure Schedule. To the best knowledge of the Company, there are no other persons or businesses conducting businesses similar to those of the Company in the States of New York, New Jersey, Virginia, West Virginia, New Mexico and California having the right to use or using the names set forth in the Company Disclosure Schedule or any variants of such names; and no other person or business has ever attempted to restrain the Company from using such names or any variant thereof. The Company and its Subsidiaries utilize the corporate names "Advanced Orthopedic Technologies, Inc." with modifiers identifying the state of incorporation of the Subsidiaries. None of such names are registered trademarks, trade names, service marks or service names under federal or state law. No representation or warranty is made as to the use of such names outside the states set forth in this Section III(W). Inasmuch as numerous organizations competitive with the Business utilize the word "Orthopedic" in their corporate or business names, no representation or warranty is made as to proprietary use of such word in any jurisdiction as part of a corporate or business name nor as to the ability to obtain any registration of any trademark, trade name, service mark or service name with respect to any names utilized by the Company or its Subsidiaries. As set forth in the Company Disclosure Schedule, in certain locations the Company or its Subsidiaries utilize the business names formerly utilized by companies the Company has acquired and other former names ("Seller Names"), the Company does not own any registered trademark, trade name, service mark, service name, nor does it possess any business, trade name or fictitious name certificates for any of the Seller Names and the Company makes no representation or warranty as to the ability to obtain registration or certificates therefor.

     X. Power of Attorney. The Company has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

     Y. Certification. The Company is in compliance with applicable industry standards requiring supervision of professional operations by prosthetic and orthotic practitioners certified by the American Board for Certification in Prosthetics and Orthotics. Neither the Company nor such practitioners are currently required to hold any professional license issued by any state authority to engage in the Business.

     Z. Litigation; Disputes. Except as set forth in the Company Disclosure Schedule, (i) there are no claims, disputes, actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company, the Business or any of the assets of the Company, (ii) no such claim, dispute, action, suit, proceeding or investigation in excess of $50,000 has been pending or threatened against or affecting the Company, the Business or any of the assets of the Company during the five-year period preceding the Effective Time and (iii) to the best knowledge of the Company, there is no basis for any such claim, dispute, action, suit, investigation or proceeding against or affecting the Company, the Business or any of the assets of the Company. Notwithstanding the foregoing set forth above, in the ordinary course of the Company's business, there are customer complaints, adjustments, returns, refunds, replacements, maintenance and notifications thereof regarding customers, patients, accounts and referral sources, which do not, individually or in the aggregate, have a Company Material Adverse Effect; the existence of such claims does not constitute a breach of the representations contained in this Section III(Z). The Company has no knowledge of any default under any such action, suit or proceeding set forth in the Company Disclosure Schedule. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

     AA. Location of Business and Assets. Set forth in the Company Disclosure
Schedule is each location (specifying state, county and city) where the Company
(i) has a place of business, (ii) owns or leases real property and (iii) owns or leases any other property, including inventory, equipment and furniture.

     AB. Computer Software. The Company has the right to use all computer software, including all property rights constituting part of that computer software, used in connection with the Company's business operations (the "Computer Software"). A list of all written licenses pertaining to the Computer Software is set forth in the Company Disclosure Schedule (the "Licenses"). The Company has no knowledge that any of the Licenses may not be valid or enforceable by the Company or that the use of the Computer Software or any of the Licenses may infringe upon or conflict with the rights of any third party. The Company has not granted any licenses to use the Computer Software or any sublicenses with respect to any of the Licenses.

     AC. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     AD. Finders' Fees. Except for the Company's agreement with Jerome Grossman, as amended to date, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     AE. Contingent Payments. The Company has entered into written agreements with each Person (a "Contingent Payee") who is entitled to receive Shares as contingent payments from the Company pursuant to a definitive agreement for such Person to receive, if and at the time such contingent payment is due, certain consideration in lieu of Shares. In addition, in circumstances where such Contingent Payee is entitled to such contingent payment as an additional payment in connection with an acquisition, such written agreement shall provide that the contingent payment, if earned, is not contingent on such Contingent Payee being employed by the Company. A list of all Contingent Payees is set forth in the Company Disclosure Schedule.

     AF. Disclosure. No representation or warranty made under any Section hereof and none of the information set forth herein or in the Company Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representations or warranties are made by any party hereto except as set forth in this Agreement or in the Company Disclosure Schedule.

                                   SECTION IV

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                   AND AGREEMENTS OF O&P AND MERGER SUBSIDIARY

     Each of O&P and Merger Subsidiary hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Effective Time, that:

     A. Organization. Each of O&P and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

     B. Authority. The execution and delivery of this Agreement by each of O&P and Merger Subsidiary, the performance by each of O&P and Merger Subsidiary of its respective covenants and agreements hereunder and the consummation by each of O&P and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of O&P and Merger Subsidiary, respectively, enforceable against each of them in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of either O&P or Merger Subsidiary or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or will constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which either O&P or Merger Subsidiary is a party or by which either O&P or Merger Subsidiary or any of their assets is bound.

     D. Ownership. O&P owns 100% of the issued and outstanding capital stock of Merger Subsidiary. NovaCare, Inc., a Delaware corporation ("NovaCare"), owns 100% of the issued and outstanding capital stock of O&P.

                                    SECTION V

                            COVENANTS OF THE COMPANY

     The Company agrees that:

     A. Conduct of the Company. Except as expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company and each Subsidiary shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by O&P, or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

          (a) the Company will not, and will not permit any Subsidiary to, adopt or propose any change in its articles of incorporation or by-laws;

          (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a material amount of stock or assets of any other Person;

          (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) transfers between the Company and/or its Subsidiaries;

          (d) the Company will not declare or pay any dividends or make any distributions on its Shares;

          (e) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of Shares either upon the exercise of Company Options or Company Warrants or to fulfill obligations to issue Shares in each case as described in Section I(D) and outstanding on the date hereof, (ii) split, combine or reclassify any Company Securities or Company Subsidiary Securities or (iii) except as required or permitted by this Agreement, repurchase, redeem or otherwise acquire any Company Securities or any Company Subsidiary Securities;

          (f) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

          (g) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; and

          (h) the Company will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

     B. Access to Information. From the date hereof until the Effective Time, the Company will give O&P, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to O&P, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with O&P in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section V(B) shall affect any representation or warranty given by the Company to O&P hereunder.

     C. Confidentiality. Each of the Company, Merger Subsidiary and O&P shall be bound by the terms of the Confidentiality Agreement dated as of August 14, 1996, which agreement shall survive the execution and delivery of this Agreement.

     D. Other Offers. From the date hereof until the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. The Company will promptly notify O&P after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     E. Notices of Certain Events. The Company shall promptly notify O&P of:

          (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section I(Z) or which relate to the consummation of the transactions contemplated by this Agreement.

     F. Certain Filings; Stockholders Meeting. The Company shall promptly prepare and file with the SEC a Proxy Statement and cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company will, subject to the foregoing, use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Nevada Law, and will otherwise comply with all legal requirements applicable to such meeting.

                                   SECTION VI

                                COVENANTS OF O&P

     O&P agrees that it will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                   SECTION VII

                        COVENANTS OF O&P AND THE COMPANY

     The parties hereto agree that:

     A. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     B. Public Announcements. O&P and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system, will not issue any such press release or make any such public statement without obtaining the prior written approval of the other party.

     C. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  SECTION VIII

                            CONDITIONS TO THE MERGER

     A. Conditions to the Obligations of Each Party. The obligations of the Company, O&P and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (i) this Agreement shall have been adopted by the requisite vote of the stockholders of the Company in accordance with Nevada Law;

          (ii) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger;

          (iii) O&P and Andrew H. Meyers ("AHM") shall have entered into a Non-competition Agreement on mutually agreed upon terms; and

          (iv) O&P and AHM shall have terminated AHM's Employment Agreement dated April 30, 1992 and entered into an Employment Agreement on mutually agreed upon terms.

     B. Conditions to the Obligations of O&P and Merger Subsidiary. The obligations of O&P and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (i) Subject to the next succeeding sentence, the representations and warranties made by the Company herein shall be correct as of the Effective Time in all respects with the same force and effect as though such representations and warranties had been made as of the Effective Time, and, at the Effective Time, the Company shall deliver to O&P and Merger Subsidiary a certificate dated the date of the Effective Time to such effect; and all the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or before the Effective Time shall have been duly complied with and performed in all material respects, and, at the Effective Time, the Company shall deliver to O&P and Merger Subsidiary a certificate dated as of the date of the Effective Time to such effect. The Company shall be entitled to notify O&P, from time to time, on or before the date which is five (5) business days prior to the Effective Time, which notification (each, an "Update Notice") may (i) update, modify or supplement the Company

     Disclosure Schedule and, upon delivery of such Update Notice, the Company Disclosure Schedule, for all purposes of this Agreement, shall be deemed to be amended to be consistent with each such Update Notice. In the event that O&P receives an Update Notice which sets forth the occurrence or existence of events or circumstances which have had a with written notice and an opportunity to modify the Update Notice or to cure any matter set forth in the Update Notice which has had such effect and the Company shall not have modified the Update Notice or cured such matter so as to avoid such effect on or prior to the date which is thirty (30) days after the Company has received such written notice, but in no event later than December 31, 1996) have no obligation to complete the transactions contemplated by this Agreement; O&P's sole and exclusive remedy in such event shall be to terminate this Agreement pursuant to Section IX(A)(vi);

          (ii) Prior to the Effective Time, O&P shall have received evidence of the consent of each Person holding (a) a Company Warrant or (b) a Company Share Obligation to have such Company Warrant or Company Share Obligation, as the case may be, cancelled on the terms and conditions set forth in this Agreement;

          (iii) O&P shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company;

          (iv) O&P shall have received an opinion of Herrick, Feinstein LLP, counsel for the Company, substantially to the effect set forth in Exhibit A attached hereto;

          (v) O&P and AHM shall have entered into an Indemnification Agreement on mutually agreed upon terms;

          (vi) O&P shall have received evidence, reasonably satisfactory to it and its counsel, of the termination or transfer of the two key man life insurance policies issued on the life of AHM and that the Company has no further obligation to pay (or reimburse the payment of) any of the premiums on such policies;

          (vii) O&P, or a representative thereof, shall have received an irrevocable proxy from each of AHM and Norbert B. Meyers ("NBM") to vote their Shares in favor of the Merger at the special meeting of the stockholders of the Company called to vote on the Merger;

          (viii) O&P shall have received evidence, reasonably satisfactory to it and its counsel, that the agreement to pay each of AHM and NBM a guarantee fee in connection with the Bank Debt has been terminated; and

          (ix) O&P shall have received evidence, reasonably satisfactory to it and its counsel, that all patent license agreements between AHM and the Company have been terminated.

     C. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (i) The representations and warranties made by O&P and Merger Subsidiary herein shall be correct as of the Effective Time in all respects with the same force and effect as though such representations and warranties had been made as of the Effective Time, and, at the Effective Time, O&P and Merger Subsidiary shall deliver to the Company a certificate dated the date of the Effective Time to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by O&P and Merger Subsidiary on or before the Effective Time shall have been duly complied with and performed in all material respects, and, at the Effective Time, O&P and Merger Subsidiary shall deliver to the Company a certificate dated as of the date of the Effective Time to such effect;

          (ii) the Company shall have received a copy of the resolutions of the Board of Directors of O&P, Merger Subsidiary and NovaCare authorizing the Merger and the transactions contemplated thereby, which copy shall be certified by an executive officer of O&P, Merger Subsidiary or NovaCare, as the case may be;

          (iii) the Company shall have received an opinion of Peter D. Bewley, Esq., counsel for O&P and Merger Subsidiary, substantially to the effect set forth in Exhibit B attached hereto; and

          (iv) AHM and NBM shall have received evidence that each of them has been released from their respective guarantees with respect to the Company's repayment of the Bank Debt.

                                   SECTION IX

                                   TERMINATION

     A. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company);

          (i) by mutual written consent of the Company and O&P;

          (ii) by either the Company or O&P, if the Merger has not been consummated by December 31, 1996 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

          (iii) by either the Company or O&P, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

          (iv) by either the Company or O&P, if the stockholder approval referred to in Section VIII(A)(i) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof;

          (v) by either the Company or O&P (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an material adverse effect on the business, operations or properties of the Company or O&P, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party; or

          (vi) by O&P (A) if holders of a substantial number of the Shares outstanding immediately prior to the Effective Time shall have complied with all requirements for perfecting rights of dissenters as set forth in

     Section 92A.380 of the Nevada Law with respect to such shares or (B) pursuant to Section VIII(B)(i).

     B. Effect of Termination. If this Agreement is terminated pursuant to
Section IX(A), this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the parties shall be liable for any willful breaches hereof.

                                    SECTION X

                                  MISCELLANEOUS

     A. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy or sent by registered or certified mail, postage prepaid, as follows:

               (1)   If to the Company:

                     151 Hempstead Turnpike
                     West Hempstead, New York 11552
                     Attention: President
                     Telecopy No.: (516) 481-4137

                     with a copy to:

                     Herrick, Feinstein LLP
                     2 Park Avenue
                     New York, New York 10016
                     Attention: Lawrence M. Levinson, Esq.
                     Telecopy No.: (212) 889-7577

               (2)   If to O&P:

                     c/o NovaCare, Inc.
                     1016 West Ninth Avenue
                     King of Prussia, Pennsylvania 19406
                     Attention: President
                     Telecopy No.: (610) 992-3328

                     with a copy to:

                     NovaCare, Inc.
                     1016 West Ninth Avenue
                     King of Prussia, Pennsylvania 19406
                     Attention: General Counsel
                     Telecopy No.: (610) 992-3328

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

     B. Survival of Representations. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Article I.

     C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and, subject to Section X(I), no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     D. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.; provided, however, that the expenses of the Company may be paid in accordance with Section I(C)(iii).

     E. Invalidity. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     F. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, Merger Subsidiary and O&P, respectively.

     G. Governing Law. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Nevada, without regard to conflict of laws principles.

     H. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     I. Amendments. Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, O&P and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the Board of Directors of such party approves such waiver or amendment and only such Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (y) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                              *       *       *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                      ADVANCED ORTHOPEDIC TECHNOLOGIES, INC.


                                      By:___________________________________
                                         Name:  Andrew H. Meyers
                                         Title: President



                                      AOT ACQUISITION CORP.


                                      By:___________________________________
                                         Name:  Robert E. Healey, Jr.
                                         Title: Vice President



                                      NOVACARE ORTHOTICS & PROSTHETICS, INC.


                                      By:___________________________________
                                         Name:  Robert E. Healey, Jr.
                                         Title: Vice President